UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110
 (Address of Principal Executive Offices) (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 1, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), to issue and sell in a private placement (the “Private Placement”) 35,000 shares of the Company’s Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), at a purchase price of $943 per share. The Private Placement was completed on November 2, 2018. The net proceeds to the Company are expected to be approximately $31 million after deducting placement agent fees and estimated expenses payable by the Company.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company, and customary indemnification and other obligations of the Company and the Purchasers.

The foregoing summary of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The Purchase Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The issuance of the Series E Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Series E Convertible Preferred Stock

General. The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors, without further stockholder approval. The Board of Directors has created out of the authorized and unissued shares of preferred stock a series of preferred stock designated as the Series E Convertible Preferred Stock, comprising up to 35,000 shares of Series E Preferred Stock (the “Preferred Shares”).

Stated Value. Each Preferred Share will be issued with an initial Stated Value of $1,000 per share (the “Stated Value”). The Stated Value is subject to reduction upon voluntary or scheduled redemptions or conversions as described in more detail below.

Maturity Date. The maturity date of the Series E Preferred Stock will be May 2, 2020, unless extended at the option of the holders of the Preferred Shares (the “Holders”).

Ranking. Except for the Company’s Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), which shall rank senior to the Series E Preferred Stock as to dividends, distributions and payments upon liquidation, dissolution and winding up, and subject to the issuance of capital stock that is of senior or pari-passu rank to the Preferred Shares, all shares of the Company’s capital stock, including common stock, shall be junior in rank to all Preferred Shares with respect to dividends, distributions and payments upon liquidation, dissolution and winding up. Without the prior express written consent of the holders of a majority of the Preferred Shares then outstanding, the Company may not authorize or issue capital stock that is of senior or pari-passu rank to the Preferred Shares in respect of dividends, distributions and payments upon liquidation, dissolution and winding up or any junior stock having a maturity or other date requiring redemption or repayment of such shares of junior stock that is prior to the maturity date of the Preferred Shares. In the event of the Company’s merger or consolidation with or into another corporation, the Preferred Shares shall maintain their relative powers, rights, designations, privileges and preferences.

Dividends. Holders of the Preferred Shares are not entitled to receive dividends except in connection with certain purchase rights and other corporate events, as described in the certificate of designations, or in connection with certain distributions of assets, as described in the certificate of designations, or as, when and if declared by the Board of Directors acting in its sole and absolute discretion.

Voting Rights. Holders of Preferred Shares shall have no voting rights, except on matters required by law or under the certificate of designations to be submitted to a class vote of the holders of the Preferred Shares. Except where a greater vote is required by law or by another provision of the Company’s Certificate of Incorporation, without first obtaining the affirmative vote or consent of holders of at least a majority of the Preferred Shares then outstanding, voting together as a single class, the Company may not: (a) amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares under the certificate of designations, regardless of whether any such action shall be by means of amendment to the Company’s Certificate of Incorporation or by merger, consolidation or otherwise; (b) other than as provided under the certificate of designations increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of preferred stock ranking senior to or pari passu with the Preferred Shares; (d) purchase, repurchase or redeem any shares of capital stock, including the common stock, ranking junior to the Preferred Shares (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans); (e) pay dividends or make any other distribution on any shares of our capital stock, including the common stock, that rank junior to the Preferred Shares; (f) issue any Preferred Shares other than as contemplated by the certificate of designations; or (g) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares under the certificate of designations.

Covenants. The Company is required to comply with certain customary covenants, including certain restrictions on incurring indebtedness or entering into agreements, in each case that would prohibit the Company from making cash redemptions of or payments on the Preferred Shares.

Optional Installment Conversion or Redemption by the Company. On the first Trading Day of each calendar month commencing on May 1, 2019 and through, and including, April 1, 2020, and on the Maturity Date (each an “Installment Date”), provided that all Equity Conditions (as defined below) have been satisfied, the Company will convert from the Holders of the Preferred Shares, an amount equal to $2,693,000 in Stated Value of the Preferred Shares (as such amount may be reduced by earlier conversion, redemption or otherwise, the “Installment Amount”) by converting the Installment Amount into shares of its common stock (an “Installment Conversion”); provided, however, that the Company may instead, at its option following notice to the Holders, pay the Installment Amount by redeeming such Installment Amount for cash (an “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as the Company converts and/or redeems all of the outstanding applicable Installment Amount on the applicable Installment Date.

In the event of an Installment Conversion, the Company will convert the applicable Installment Amount of the Preferred Shares (such amount to be converted, the “Installment Conversion Amount”) at the greater of (x) $0.55 (the “Floor Price”) and (y) the lowest of (i) the Conversion Price then in effect and (ii) 85% of the average volume weighted average price (“VWAP”) of the Common Stock for the three (3) lowest trading days during the seven (7) consecutive trading day period immediately prior to the applicable Installment Date (the “Installment Conversion Price”). If the Equity Conditions are not satisfied at any time after notice of an Installment Conversion and prior to the applicable Installment Date, then any Holder may require the Company to: (A) redeem all or any part designated by the Holder of the applicable Installment Conversion Amount at 125% of such designated portion of the Installment Conversion Amount, and/or (B) the Installment Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Installment Conversion Amount and such Holder shall be entitled to all the rights of a holder of the Preferred Shares with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (X) the Installment Conversion Price as in effect on the date on which such Holder voided the Installment Conversion and (Y) the Installment Conversion Price that would be in effect on the date on which such Holder delivers a conversion notice relating thereto as if such date was an Installment Date.

In the event of an Installment Redemption, the Company will redeem for cash the applicable Installment Amount (such amount to be redeemed, the “Installment Redemption Amount”) on the applicable Installment Date. If the Company fails to redeem the Installment Redemption Amount on the applicable Installment Date by payment of the applicable redemption price, then at the option of the Holder, the Holder may require the Company to convert all or any part of the Installment Redemption Amount or void the redemption. If the Holder elects to convert, the conversion is at the greater of (x) the Floor Price and (y) the lowest of (i) the Conversion Price then in effect and (ii) 85% of the average VWAP of the Common Stock for the three (3) lowest trading days during the seven (7) consecutive trading day period immediately prior to the date that Holder provides notice of such election. If the Holder elects to void the redemption, the Additional Amount (as described in the certificate of designations) of the applicable Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable redemption price minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption is voided, (B) the greater of (x) the Floor Price and (y) 75% of the lowest closing bid price of the common stock during the period described in the certificate of designations and (C) the greater of (x) the Floor Price and (y) 75% of the average five (5) lowest VWAPs of the common stock during the twenty (20) consecutive trading day period specified in the certificate of designations.

Subject to certain limitations described in the certificate of designations, each Holder will have the right to defer all or any portion of any Installment Amount to a later or earlier Installment Date, as applicable.

The term “Equity Conditions” means, with respect to any given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements filed pursuant to the Registration Rights Agreement (as defined below) will be effective and the prospectus contained therein shall be available on such applicable date of determination for the resale of all shares of common stock to be issued in connection with the event requiring a determination, as applicable, in the event requiring a determination at the Installment Conversion Price assuming an Installment Date as of such date of determination (each, a “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Registrable Securities (as defined in the Registration Rights Agreements) shall be eligible for sale pursuant to Rule 144 of the Securities Act without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares, other issuance of securities) and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing;  (ii) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the common stock (including all shares of common stock issued or issuable upon conversion of the Preferred Shares) is listed or designated for quotation (as applicable) on the NASDAQ Capital Market or on one of several named alternative exchanges (the “Eligible Market”) and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered common stock upon conversion of the Preferred Shares on a timely basis; (iv) any shares of common stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount (as defined below) being redeemed in the event requiring this determination) may be issued in full without violating the limitation on beneficial ownership or the rules or regulations of the NASDAQ Capital Market; (v) any shares of common stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth in the certificate of designations)) may be issued in full without violating the rules or regulations of the stock exchange on which the common stock is then listed; (vi)  on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended fundamental transaction (as described in the certificate of designations) shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any registration statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 of the Securities Act without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares, other issuance of securities with respect to the certificate of designations) and no Current Information Failure (as defined in the Registration Rights Agreements)  exists or is continuing, (viii) none of the Holders shall be in possession of any material, non-public information provided to any of them by us or any of our subsidiaries or any of our respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any transaction document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any transaction document; (x) on each trading day during the Equity Conditions Measuring Period (as described in the certificate of designations), (A) the average VWAP of the common stock fails to exceed $0.85 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions involving the common stock) or (B) the average aggregate daily dollar trading volume of the common stock on the Nasdaq Capital Market fails to be more than $200,000; (xi) on the applicable date of determination (A) no Authorized Share Failure (as described in the certificate of designations) shall exist or be continuing and 100% of the maximum number of shares of common stock then issuable upon conversion of the Preferred

Shares (without regard to any limitations on conversion) are available under our certificate of incorporation and reserved to be issued pursuant to the certificate of designations, and (B) all shares of common stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure and Required Minimum Securities Amount (as described in the certificate of designations) is available; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xiii) the Installment Conversion price is not determined by the Floor Price; or (xiv) the shares of common stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on the NASDAQ Capital Market or on one of several named alternative exchanges.

Optional Conversion by the Holders. At any time following the issuance of the Preferred Shares, each holder of the Preferred Shares shall be entitled to convert any whole number of Preferred Shares, into fully paid and nonassessable shares of common stock. The number of shares of common stock issuable upon conversion of each Preferred Share shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

The “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the Stated Value, plus any declared and unpaid dividends and late charges as provided in the certificate of designations. The “Conversion Price” means $2.31, with respect to each Preferred Share, as of any Conversion Date or other date of determination, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar transactions involving our common stock. No fractional shares of common stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of common stock to be issued will be rounded to the nearest whole number.

The conversion of Preferred Shares is governed by the terms set out in the certificate of designations. In the event the Company fails to timely deliver common stock on conversion by a Holder, and after the delivery deadline such Holder purchases shares of our common stock to deliver in satisfaction of a sale by that Holder, the Company will be required to either pay cash to the Holder in an amount representing its total purchase price for those shares (including commissions and expenses) in lieu of delivering the shares of common stock on conversion, or (at the Holder’s election) deliver shares of common stock plus an amount in cash representing the difference between the Holder’s purchase price for the shares it purchased and the number of shares issued upon conversion multiplied by the VWAP of our common stock on the conversion date.

None of the above limits the right that holders of the Preferred Shares have to require the Company to repurchase the Preferred Shares.

Mandatory Conversion. The Company has the right, provided that no Equity Conditions Failure exists, to require each Holder of Preferred Shares to convert all or any number of the Preferred Shares held by such Holder (treating all Holders on a proportionate basis) at the Conversion Rate if the closing sale price of our common stock equals at least 175% of the Conversion Price for twenty (20) consecutive trading days.

Holder Optional Redemption after Maturity Date. At any time from and after the tenth (10) business day prior to the Maturity Date, any Holder may require the Company to redeem (a “Maturity Redemption”) all or any number of Preferred Shares held by such Holder at a purchase price equal to 105% of the Conversion Amount of such Preferred Shares (the “Maturity Redemption Price”) by delivery of written notice thereof (the “Maturity Redemption Notice”). The Maturity Redemption Notice must state the date that the Company is required to pay to such Holder such Maturity Redemption Price (the “Maturity Redemption Date”), which date may be no earlier than ten (10) business days following the date of delivery of such Maturity Redemption Notice. Such Maturity Redemptions will be conducted in accordance with the redemption provisions contained in the certificate of designations.

Redemption/Conversion Option of the Holders upon a Triggering Event. In addition to all other rights of the Holders contained in the certificate of designations, after a Triggering Event (as described below), each Holder will have the right, at such Holder’s option, to require the Company to redeem and/or convert all or a portion of such Holder’s Preferred Shares. Any such Triggering Event redemption would be at a price per Preferred Share equal to the greater of (i) 120% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers notice of the redemption multiplied by (B) 120% of the greatest closing sale price of the common stock on any trading day during the period specified in the certificate of designations. Any such Triggering Event conversion would be at a conversion rate equal to the quotient of (i) 120% of the Conversion Amount divided by (ii) the lower of (A) the applicable Conversion Price in effect on the trading day immediately preceding the notice of conversion and (B) the greater of (1) the Floor Price and (2) 75% of the lowest VWAP of the common stock on any trading day during the period specified in the certificate of designations.

If the Company fails to redeem the required Preferred Shares in any Triggering Event Redemption on the applicable redemption date by payment of the applicable redemption price, then at the Holder shall have the option to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable redemption price has not been paid. In each case (i) the Additional Amount (as described in the certificate of designations) of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable redemption price minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (ii) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption notice is voided, (B) the greater of (x) the Floor Price and (y) 75% of the lowest closing bid price of the common stock during the period described in the certificate of designations and (C) the greater of (x) the Floor Price and (y) 85% of the average of the five (5) lowest VWAPs of the common stock during the twenty (20) consecutive trading day period ending immediately prior to the applicable conversion date.

A “Triggering Event” shall be deemed to have occurred upon any of the following events, among others:

(i) any of the Preferred Shares or shares of common stock issuable upon conversion of the Preferred Shares are not freely tradable under Rule 144 of the Securities Act without restriction;

(ii) the suspension from trading or failure of the common stock to be listed on the NASDAQ Capital Market (or other eligible market as specified in the certificate of designations) for a period of five (5) consecutive trading days;

(iii) (A) the Company’s failure on two or more occasions to timely deliver the required number of shares of common stock after any applicable conversion date or (B) the Company’s notice, written or oral, to any Holder of our intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of common stock that is tendered;

(iv) the Company’s failure to pay to the Holder any amounts when and as due pursuant to the certificate of designations or any other transaction document;

(v) specified voluntary or involuntary events involving bankruptcy, insolvency, decrees or orders for relief under bankruptcy, insolvency, reorganization and similar laws, the appointment of a custodian, receiver or similar official, an order for the winding up or liquidation of our affairs, commencement by us of a voluntary case or proceeding under bankruptcy or similar laws, making an assignment for the benefit of creditors, and similar voluntary or involuntary events enumerated in the certificate of designations (in the case of involuntary events, and such events are not dismissed within 60 days); or

(vi) the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of five (5) consecutive trading days.

Redemption Right of the Holders Upon a Change of Control. In the event of a fundamental transaction, as described in the certificate of designations, generally including, among other transactions, any merger with or into another entity in which the Company is not the surviving entity or the Company’s stockholders immediately prior to such merger or consolidation do not own at least 50% of the outstanding voting securities of the surviving entity, or a sale of all or substantially all of the Company’s assets, each Holder will have the right, at such Holder’s option, to require the Company to redeem all or a portion of such Holder’s Preferred Shares. Any such Change of Control redemption would be at a price per Preferred Share equal to 125% of the greatest of (i) the Conversion Amount being redeemed, (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (1) the greatest closing sale price of the common stock during the period specified in the certificate of designations by (2) the Conversion Price, and (iii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of common stock to be paid to holders of the common stock upon consummation of such Change of Control by (2) the Conversion Price.

Fundamental Transactions. The Company will not enter into a “fundamental transaction” unless the successor assumes in writing the Company’s obligations under the certificate of designations and the other Transaction Documents and the successor entity or its parent is a publicly traded corporation whose common stock is quoted on or listed for trading on one of the stock exchanges described in the certificate of designations. Upon the occurrence of a fundamental transaction, the successor entity will succeed to the Company’s obligations.

Limitation on Beneficial Ownership. The Company will not effect any conversion of Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, such Holder (together with its affiliates and certain attributable parties) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing, the number of shares of common stock beneficially owned by a Holder and its affiliates and attributable parties shall include the number of shares of common stock issuable upon conversion of the Preferred Shares with respect to which the determination is being made, but shall exclude the number of shares of common stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of its affiliates or attributable parties and (B) exercise or conversion of the unexercised or unconverted portion of any other of the Company’s securities beneficially owned by such Holder or any of its affiliates or attributable parties subject to a limitation on conversion or exercise analogous to the limitation contained in the certificate of designations. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99%; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered, and (ii) any such increase or decrease will apply only to the Holder providing such written notice to its affiliates and not to any other Holder.

Exchange Cap. The Company may not issue any shares of common stock upon conversion of any Preferred Shares or otherwise pursuant to the terms of the Series E Certificate of Designations if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may issue upon exercise or conversion (as the case may be) of the Preferred Shares without breaching its obligations under the rules of the Nasdaq Capital Market, unless the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Capital Market for issuances of shares of Common Stock in excess of such amount.

Reservation of Shares Issuable Upon Conversion. So long as any Preferred Shares remain outstanding, the Company is required to reserve at least 140% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions and assuming the Preferred Shares remain outstanding until the maturity date).

Liquidation Preference. In the event of either a voluntary or involuntary liquidation, dissolution or winding up of the Company or its subsidiaries, the assets of which constitute all or substantially all of the assets of the Company and its subsidiaries taken as a whole, in a single transaction or series of transactions (a “liquidation event”), the Holders shall be entitled to receive in cash out of the Company’s assets, whether from capital or from earnings available for distribution to its stockholders, after any amount (including the Series C Liquidation Amount) that is required to be paid to the Series C Preferred Stock and before any amount shall be paid to the holders of any of capital stock ranking junior to the Preferred Shares, but pari passu with any capital stock then outstanding that ranks pari passu with the Preferred Shares, an amount per Preferred Share equal to the greater of (A) 125% of the Conversion Amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Shares into common stock immediately prior to the date of such payment.

Transfer of Shares. A Holder may transfer some or all of its Preferred Shares, except that no Preferred Shares may be sold or transferred other than to a U.S. person as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

A copy of the Certificate of Designations for the Series E Preferred Stock is attached as Exhibit 3.1 hereto and incorporated herein by reference. The foregoing description of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Registration Rights Agreement

On November 2, 2018, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company granted the Purchasers certain customary registration rights with respect to the shares of common stock issuable upon the conversion of the Preferred Shares, including the requirement to file a resale shelf registration statement. The Registration Rights Agreement contains customary agreements, indemnifications and other obligations of the Company and the Purchasers. The foregoing summary of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Amendment to Loan and Security Agreement

On November 1, 2018, the Company entered into a Fifth Limited Waiver (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated as of July 21, 2017 (the “Loan Agreement”) with NY Green Bank, a Division of the New York State Energy Research & Development Authority. The Amendment amends certain defined terms and covenants under the Loan Agreement in order to, among other things, permit the Company’s issuance of the Series E Preferred Stock. The foregoing summary is qualified in its entirety by the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement and the Private Placement is incorporated herein by reference.

Item 5.01 Amendments to Articles of Incorporation or Bylaws

On November 2, 2018 the Company filed a Certificate of Designations of Series E Convertible Preferred Stock with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series E Preferred Stock, as described herein under the heading “Series E Convertible Preferred Stock,” which description is hereby incorporated into this Item 5.01 by reference.

A copy of the Certificate of Designations for the Series E Convertible Preferred Stock is attached as Exhibit 3.1 hereto. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of Series E Convertible Preferred Stock of Plug Power Inc.
10.1	Securities Purchase Agreement dated as of November 1, 2018 by and among Plug Power Inc., and the buyers listed on the Schedule of Buyers therein
10.2	Registration Rights Agreement dated November 2, 2018 by and among Plug Power Inc., and the buyers party thereto
10.3

Fifth Limited Waiver dated November 1, 2018 to Amended and Restated Loan and Security Agreement, dated as of June 30, 2017, by and among Plug Power Inc., Emerging Power Inc., Emergent Power Inc. and NY Green Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: November 2, 2018	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer